Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Post-Effective Amendment No. 1 to Form S-3) and related Prospectus of HealthStream, Inc. for the registration of common stock and to the incorporation by reference therein of our report dated March 23, 2011, with respect to the consolidated financial statements of HealthStream, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Nashville, Tennessee

November 4, 2011